Exhibit 99.1

USCF Funds Trust
United States 3x Oil Fund
Monthly Account Statement
For the Month Ended January 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$1,313,060
Unrealized Gain (Loss) on Market Value of Futures	(295,120)
Interest Income	5,210
Total Income (Loss)	$1,023,150

Expenses
Sponsor Management Fees	$4,197
Brokerage Commissions	1,851
Total Expenses	$6,048
Net Income (Loss)	$1,017,102

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/18	$4,484,645
Net Income (Loss)	1,017,102

Net Asset Value End of Month	$5,501,747
Net Asset Value Per Share (100,040 Shares)	$55.00

To the Shareholders of United States 3x Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States 3x Oil Fund

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612

USCF Funds Trust
United States 3x Short Oil Fund
Monthly Account Statement
For the Month Ended January 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(373,860)
Unrealized Gain (Loss) on Market Value of Futures	135,070
Interest Income	1,163
ETF Transaction Fees	184
Total Income (Loss)	$(237,443)

Expenses
Sponsor Management Fees	$954
Brokerage Commissions	512
Total Expenses	$1,466
Net Income (Loss)	$(238,909)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/18	$1,121,047
Additions (50,000 Shares)	461,090
Net Income (Loss)	(238,909)

Net Asset Value End of Month	$1,343,228
Net Asset Value Per Share (150,040 Shares)	$8.95

To the Shareholders of United States 3x Short Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States 3x Short Oil Fund

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612

USCF Funds Trust
Monthly Account Statement
For the Month Ended January 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$939,200
Unrealized Gain (Loss) on Market Value of Futures	(160,050)
Interest Income	6,373
ETF Transaction Fees	184
Total Income (Loss)	$785,707

Expenses
Sponsor Management Fees	$5,151
Brokerage Commissions	2,363
Total Expenses	$7,514
Net Income (Loss)	$778,193

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/18	$5,605,692
Additions (50,000 Shares)	461,090
Net Income (Loss)	778,193

Net Asset Value End of Month	$6,844,975

To the Shareholders of USCF Funds Trust:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of USCF Funds Trust

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612